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                                                                 Exhibit 10.63FT

F. KEITH WITHYCOMBE                                      BUSINESS LOAN AGREEMENT
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This Agreement dated as of May 21, 1999 is between F. Keith Withycombe, a married man, (the "Lender") and Futech Interactive Products, Inc. (the "BORROWER").

1.  AMOUNT AND TERMS.

1.1 LINE OF CREDIT AMOUNT. During the availability period described below, the Lender will provide a line of credit to the Borrower. The amount of the line of credit (the "COMMITMENT") is Two Million and No/100 Dollars ($2,000,000.00).

This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Commitment.

1.2 AVAILABILITY. The line of credit is available between the date of this Agreement and December 1, 1999 (the "EXPIRATION DATE") unless the Borrower is in default.

1.3 INTEREST RATE.
The interest rate is the Reference Rate plus 1.00 percentage point(s).

The Reference Rate is the rate of interest publicly announced from time to time by the Bank of America National Trust and Savings Association ("BANK") in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above or below the Reference Rate. Any change in the Reference Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4 REPAYMENT.
(a) The Borrower will pay interest on July 1, 1999 and on the first day of each month thereafter until payment in full of any principal outstanding under this line of credit; and (b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

1.5 LETTERS OF CREDIT. This line of credit may not be used for financing standby letters or commercial letters of credit.

1.6 SECURED LINE OF CREDIT. This line of credit is intended to be a secured and perfected line of credit, subordinate only to the $7,000,000 loan to Borrower from Bank of America National Trust and Savings Association. The security for this line of credit will be comprised of a security interest in all of Borrower's assets. Borrower agrees to take all actions necessary to document and perfect this subordinate security interest of Lender.

2.  FEES AND EXPENSES.

2.1 LOAN FEE. The Borrower does not have to pay a fee upon execution of this Agreement.

2.2 REIMBURSEMENT COST. The Borrower agrees to reimburse the Lender for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees.

3.  DISBURSEMENTS, PAYMENTS AND COSTS

3.1 TELEPHONE AND TELEFAX AUTHORIZATION. (a) The Lender may honor telephone or telefax instructions for advances or repayments given by any one of the individual signer(s) of this Agreement or a person or persons authorized in writing by any one of the signer(s) of this Agreement; (b) Advances will be deposited in and repayments will be withdrawn from the Borrowers account number with Bank of America National Trust and Savings Association, or other accounts as designated in writing by the Borrower; and (c) The Borrower indemnifies and excuses the Lender (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting


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from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

3.2. INTEREST CALCULATION. All interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

3.3. INTEREST ON LATE PAYMENTS. At the Lender's sole option in each instance, any amount not paid when due under this Agreement (including interest) will bear interest from the due date at the Reference Rate plus 5.00 percentage points. This may result in compounding of interest.

3.4 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Lender bear interest at a rate per annum which is 5.00 percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

4. CONDITIONS The Lender must receive the following items, in form and content acceptable to the Lender, before it is required to extend any credit to the Borrower under this Agreement.

4.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower (and any guarantors) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5. REPRESENTATIONS AND WARRANTIES When the Borrower signs this Agreement, and until the Lender is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation: (a) The Borrower is a corporation duly formed and existing under the laws of the state where organized; (b) This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers; (c) This Agreement, and each other agreement or document executed and delivered to the Lender in connection with this Agreement, is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable; (d) In each state in which the Borrower does business, it is properly licensed, in good standing, and where required, in compliance with fictitious name statutes; (e) This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound; (f) All financial and other information that has been or will be supplied to the Lender is: (i) sufficiently complete to give the Lender accurate knowledge of the Borrower's (and any guarantor's) financial condition; (ii) in form and content required by the Lender; (iii) in compliance with all government regulations that apply; (g) There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Lender prior to the date of this Agreement; (h) The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged; (i) There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement; (j) The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement; and (k) On the basis of a comprehensive review and assessment of Borrowers systems and equipment and inquiry made of Borrower's material suppliers, vendors and customers Borrower management is of the view that the "YEAR 2000 PROBLEM" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business properties, condition (financial or otherwise) of Borrower. Borrower has developed feasible contingency plans to adequately ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

6. COVENANTS The Borrower agrees, so long as credit is available under this Agreement and until the Lender is repaid in full:

6.1 USE OF PROCEEDS. To use the proceeds of the credit only for working capital financing and the issuance of standby letters of credit.

6.2 FINANCIAL INFORMATION. To provide the following financial information and statements and additional information as requested by the Lender from time to time:




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(a)  Within 90 days of the Borrowers fiscal year end, the Borrowers annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to the Lender.
(b) Each guarantors annual budgeted statement of sources and uses of cash flows within 90 days of each calendar year end. These financial statements may be guarantor prepared.
(c) Each guarantor's annual financial statements in form satisfactory to the Lender within 90 days of each calendar year end. These financial statements may be guarantor prepared.
(d) Copies of each guarantor's federal income tax return (with all forms K-1 attached) within 30 days of filing, together with a statement of any contributions made by the guarantor to any subchapter S corporation or trust, and copies of any extensions of the filing date.
(e) Within 60 days of each quarter end, the Borrower will provide to the Lender copies of statements from depository institutions or brokerage firms, or other evidence acceptable to the Lender of the Borrowers liquid assets.

6.3 LIQUIDITY. Borrower and Vincent W. Goett and Melissa Turner Goett will each maintain liquid assets equal to at least Four Million and No/100 Dollars ($4,000,000.00). "LIQUID ASSETS" means the following assets of the Guarantor's:
(a) cash and certificates of deposit; (b) U.S. treasury bills and other obligations of the federal government; (c) readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission); and
(d) for Vincent W. Goett and Melissa Turner Goett, Futech stock, options and notes.

6.4 OTHER DEBTS. Not to have outstanding or incur any direct or contingent debts or lease obligations (other than those to Bank of America National Trust and Savings Association), or become liable for the debts of others without the Lender's written consent. This does not prohibit: (a) Acquiring goods, supplies, or merchandise on normal trade credit; (b) Endorsing negotiable instruments received in the usual course of business; (c) Obtaining surety bonds in the usual course of business; (d) Debts and lines of credit in existence on the date of this Agreement disclosed in writing to the Lender; or
(e) Vincent W. Goett creating, incurring, assuming, or otherwise becoming liable in any manner for any indebtedness (as surety or guarantor for the debt for another, or otherwise) other than to Lender, in excess of: Five Million and No/100 Dollars ($5,000,000.00) in aggregate, excluding permanent secured real estate property.

6.5 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:
(a) Deeds of trust and security agreements in favor of the Lender; (b) Liens for taxes not yet due; (c) Liens outstanding on the date of this Agreement disclosed in writing to the Lender; (d) Secure obligations in a total principal amount not exceeding Ten Million and No/100 Dollars ($10,000,000.00); and (e) Additional liens for Vincent W. Goett, which together with the debts permitted under the preceding paragraph 6.4 (e), secure obligations in a total principal amount not exceeding Five Million and No/100 Dollars ($5,000,000.00).

6.6 NOTICES TO LENDER. To promptly notify the Lender in writing of: (a) any lawsuit over Fifty Thousand and No/100 Dollars ($50,000.00) against the Borrower (or any guarantor); (b) any substantial dispute between the Borrower (or any guarantor) and any government authority; (c) any failure to comply with this Agreement; (d) any material adverse change in the Borrower's (or any guarantor's) financial condition or operations; and (e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

6.7 CHANGE OF OWNERSHIP. Borrower not to cause, permit, or suffer any change, direct or indirect, in the Borrower's capital ownership or in the management and control of Borrower.

6.8  BOOKS AND RECORDS. To maintain adequate books and records.

6.9 AUDITS. To allow the Lender and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Lender or its agents to have access to perform inspections or audits and to respond to the Lender's requests for information concerning properties, books and records.

6.10 COMPLIANCE WITH LAWS. To comply with the laws, (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

6.11 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.
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6.12     MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

6.13 COOPERATION. To take any action requested by the Lender to carry out the intent of this Agreement.

6.14     INSURANCE. To maintain insurance as is usual for the business it is in.

6.15 ADDITIONAL NEGATIVE COVENANTS (BORROWER AND GUARANTORS). Not to, without the Lender's written consent: (a) engage in any business activities substantially different from the Borrower's present business; (b) liquidate or dissolve the Borrowers business; (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination; (d) acquire or purchase a business or its assets; (e) sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets; (f) transfer any assets to any other company owned in whole or part by Borrower; (g) change management or control of Borrower; or (h) obtain, guarantee, or make any intercompany debt.

6.16 SUBORDINATION OF DEBT. All loans made to Borrower by anyone (including loans made by shareholders or warrant or stock option holders or loans made by affiliated or controlled companies) other than Bank of America National Trust and Savings Association are expressly made subordinate to the Commitment and line of credit described above.

7. DEFAULT If any of the following events occur, the Lender may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "BANKRUPTCY" below with respect to the Borrower, the entire debt outstanding under this Agreement will automatically be due immediately.

7.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

7.2 FALSE INFORMATION. The Borrower (or any guarantor) has given the Lender false or misleading information or representations.

7.3 DEATH. The Borrower (or any guarantor) dies; if the Borrower is a corporation, any principal officer or majority stockholder dies.

7.4 BANKRUPTCY. The Borrower (or any guarantor or general partner of the Borrower) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any guarantor or general partner of the Borrower), or the Borrower (or any guarantor or general partner of the Borrower) makes a general assignment for the benefit of creditors.

7.5 RECEIVERS. A receiver or similar official is appointed for the Borrowers (or any guarantor's) business, or the business is terminated.

7.6 GOVERNMENT ACTION. Any government authority takes action that the Lender believes materially adversely affects the Borrower's (or any guarantors) financial condition or ability to repay.

7.7 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's (or any guarantor's) financial condition, properties or prospects, or ability to repay the extensions of credit under this Agreement.

7.8 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) has obtained from anyone else or which the Borrower (or any guarantor) has guaranteed.

7.9 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

7.10 OTHER LENDER AGREEMENTS. The Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or guarantor) has with the Lender or any affiliate of the Lender.

7.11 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article.

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8.   ENFORCING THIS AGREEMENT; MISCELLANEOUS

8.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Lender and all financial covenants will be made under generally accepted accounting principles, consistently applied.

8.2  ARIZONA LAW. This Agreement is governed by Arizona law.

8.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Lender's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Lender's prior consent.

8.4 ARBITRATION. (a) Unless expressly prohibited by law, any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, will at the request of any party be determined by arbitration. The arbitration will be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) will give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrator(s) will be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy will not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief; and
(b) No provision of this paragraph will limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At the Lender's option, sale of assets under the Uniform
Commercial Code may be accomplished without arbitration as permitted under the relevant statutes. Notwithstanding anything to the contrary in this Agreement, no claim or controversy between Borrower and Lender will be subject to arbitration if any party to the action is not subject to arbitration or if the maintaining the arbitration action would or could lead to inconsistent results under similar situations (such as, for example, the case of default by Borrower).

8.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Lender retains all rights, even if it makes a loan after default. If the Lender waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

8.6 ADMINISTRATION COSTS. The Borrower will pay the Lender for all reasonable costs incurred by the Lender in connection with administering this Agreement.

8.7 ATTORNEYS' FEES. The Borrower will reimburse the Lender for any reasonable costs and attorneys' fees incurred by the Lender in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

8.8 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between the Lender and the Borrower concerning this credit; (b) replace any prior oral or written agreements between the Lender and the Borrower concerning this credit; and (c) are intended by the Lender and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

8.9 USURY LAWS. This paragraph covers the transactions described in this Agreement and any other agreements with the Lender or its affiliates executed in connection with this Agreement, to the extent they are subject to the Arizona usury laws (the "Transactions"). The Borrower understands and believes that the Transactions comply with the Arizona usury laws. However, if any interest or other charges paid or payable in connection with the Transactions are ever determined to exceed the maximum amount permitted by law, the Borrower agrees that:

(a) the amount of interest or other charges payable by the Borrower pursuant to the Transactions will be reduced to the maximum amount permitted by law; and

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(b) any excess amount previously collected from the Borrower in connection with the Transactions which exceeded the maximum amount permitted by law will be credited against the then outstanding principal balance. If the outstanding principal balance has been repaid in full, the excess amount paid will be refunded to the Borrower.

All fees, charges, goods, things in action or any other sums or things of value, other than interest at the interest rate described in this Agreement, paid or payable by the Borrower (collectively the "Additional Sums"), that may be deemed to be interest with respect to the Transactions, will, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Transactions, be payable by Borrower as, and will be deemed to be, additional interest. For such purposes only, the agreed upon and "contracted for rate of interest" of the Transactions will be deemed to be increased by the rate of interest resulting from the Additional Sums.

This Agreement is executed as of the date stated at the top of the first page.

"Lender"                                "Borrower"
                                        Futech Interactive Products, Inc.



/s/ F. Keith Withycombe                 /s/
__________________________________      ________________________________

By: F. Keith Withycombe                  By: Vincent W. Goett, President
Address where notices to Lender          Address where notices to Borrower
are to be sent:                          are to be sent:

6237 North 59th Place                   2999 North 44th Street, Suite #225
Paradise Valley, AZ 85253               Phoenix, Arizona 85018











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
(b) any excess amount previously collected from the Borrower in connection with the Transactions which exceeded the maximum amount permitted by law will be credited against the then outstanding principal balance. If the outstanding principal balance has been repaid in full, the excess amount paid will be refunded to the Borrower.

All fees, charges, goods, things in action or any other sums of things of value, other than interest at the interest rate described in this Agreement, paid or payable by the Borrower (collectively the "Additional Sums"), that may be deemed to be interest with respect to the Transactions, will, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Transactions, be payable by Borrower as, and will be deemed to be, additional interest. For such purposes only, the agreed upon and "contracted for rate of interest" of the Transactions will be deemed to be increased by the rate of interest resulting from the Additional Sums.

This Agreement is executed as of the date stated at the top of the first page.


"Lender"                                "Borrower"

                                        Futech Interactive Products, Inc.



                                        /s/ Vincent W. Goett
-----------------------------           --------------------------------
By: F. Keith Withycombe                 By: Vincent W. Goett, President
Address where notices to Lender         Address where notices to Borrower
are to be sent:                         are to be sent:

6237 North 59th Place                   2888 North 44th Street, Suite #225
Paradise Valley, AZ 85253               Phoenix, Arizona 85018






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
                                FIRST AMENDMENT
                                       TO
                 SUBORDINATION, PRIORITY AND SECURITY AGREEMENT

     THIS AMENDMENT is made as of May 21, 1999 ("Amendment Date"), by and between Futech Interactive Products, Inc., an Arizona corporation ("Futech"), Vincent W. Goett ("Goett") and F. Keith Withycombe ("Withycombe").

                                   RECITALS:

     A. Futech, Goett and Withycombe entered into that certain Subordination, Priority and Security Agreement, dated December 3, 1998 (the "Agreement"). Capitalized terms used in this Amendment shall have the same meanings given those terms in the Agreement.

     B. Withycombe has loaned (the "Loan") to Futech the sum of $2,000,000.00, as evidenced by that certain Promissory Note of even date herewith (the "Note") and Business Loan Agreement of even date herewith ("Loan Agreement").

     C. In consideration for the Loan, Futech has agreed to issue additional warrants to Withycombe.

     D. Rosepink facilitated the additional loan, and Futech has agreed to issue additional warrants to Rosepink in consideration for his services.

     E. The parties desire to amend the Agreement on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                     TERMS:

     Section 2 of the Agreement is deleted in its entirety and replaced with the following:

     1. Priority. Notwithstanding any other provision of this Agreement, or any other document to which the parties hereto are bound, the parties agree that the following priority shall apply to the security interest described below encumbering Futech's assets, as of the date of this Agreement and at all times thereafter;

          (a) The first priority shall be the lien of Bank of America National Trust and Savings Association.

          (b) The second priority shall be the lien of Withycombe evidenced by the Note.

          (c) The third priority shall be the liens of Guarantors described in the Agreement.

          Proceeds to the Guarantors shall be paid to and shared between the Guarantors in proportion to the amounts paid by the Guarantors on the guaranteed debt. For example, if Goett pays $200,000.00 on the Guaranty and Withycombe pays $100,000.00 on the Guaranty, then amounts collected by Guarantors in reimbursement of obligations paid under the Guaranty shall be for the benefit of Goett and Withycombe 2/3 and 1/3, respectively, until the full $300,000.00 is repaid to Guarantors.

          (d) The fourth priority shall be for other security interests of Goett against Futech's assets existing as of the date of this Agreement.

          Each party to this Agreement hereby unconditionally subordinates said party's lien to the other liens identified above as being prior to said lien, to the extent necessary to accomplish the priority of liens as described above. This being the case, Futech and Goett agree to take all actions necessary to perfect the security interest of Withycombe in all jurisdictions where the assets may be used or located or where perfection is necessary, subordinate only to the security interest of Bank of America National Trust and Savings Association.

     2. Effective immediately and automatically upon funding by Withycombe of the Loan, Futech shall be obligated to issue to Withycombe, as soon as is practicable, warrants in substantially the same form as Exhibit "A" attached to the Agreement, for Withycombe to acquire 9,000,000 shares of non-assessable common stock of Futech at a price of $.05 per share. The common stock acquired by Withycombe under this provision shall contain all of the rights and restrictions applicable to the common stock of Futech. Futech makes and has made no representation or warranty as to the value of Futech's stock, such value being Withycombe's risk.

     3. By December 1, 1999, Goett agrees to obtain a release of Withycombe of all of Withycombe's obligations under the Guaranty. Withycombe must, at or prior to the obtaining of such release, exercise all of Withycombe's warrants to acquire Futech stock issued pursuant to the Agreement (21,000,000 shares) and this Amendment (9,000,000 shares) (30,000,000 shares in total). At the time such release is obtained, Withycombe shall transfer to Goett all of Withycombe's collateral interests securing the Guaranty.

     4. As consideration for Rosepink facilitating the Loan, effective immediately and automatically at the funding of the Loan, Futech shall be obligated to issue to Rosepink, as soon as is practicable, warrants in the form of Exhibit "A" attached to the Agreement, for Rosepink to acquire 2,000,000 shares of common stock of Futech at a price of $.05 per share. The common stock acquired by Rosepink under this provision shall contain all of the rights and restrictions applicable to the common stock of Futech. Futech makes and has made no representation or warranty as to the value of Futech's stock, such value being Rosepink's risk.

     5. Effective immediately and automatically at the funding of the Loan, Futech shall be obligated to issue to Goett, as soon as is practicable, warrants in the form of Exhibit "A" attached to the Agreement, for Goett to acquire 5,000,000 shares of common stock of Futech at a price of $.05 per share. The common stock acquired by Goett under this provision shall contain all of the rights and restrictions applicable to the common stock of Futech. Futech makes and has made no representation or warranty as to the value of Futech's stock, such value being Goett's risk.

     6. Withycombe and Goett hereby confirm the representations and warranties set out in Exhibit "B" to the Agreement, with said representations and warranties to be applied to the warrants described herein and the Futech stock to be acquired in connection with said warrants.

     7. Futech represents and warrants to Withycombe that a true and complete list of the number of outstanding shares of stock in Futech and all warrants and stock options (including their respective strike or exercise price) in Futech is attached as APPENDIX ONE to this Amendment. Futech agrees that it will not issue any additional common stock, preferred stock, warrants, or stock options in Futech without the written consent of Withycombe. Any request made by Futech for approval of additional common stock, preferred stock, warrants, or stock options must be accompanied by written disclosure of the name and address of the common stock, preferred stock, warrant, or stock option holder together with an identification of the amount of shares to be issued or subject to the common stock, preferred stock, warrant, or stock options.

     8. Futech agrees not to issue any preferred stock or any class of stock with priority over the common stock that is subject to the warrants of Withycombe described in Paragraph 2 above without the prior approval of Withycombe.

     9. Futech directly or indirectly owns all or portions of various other companies that may be engaged in business similar or different from that of Futech. These companies will be referred to as the "AFFILIATE COMPANIES". Futech and Goett agree that they will take no action with respect to Futech or the Affiliated Companies that in any manner may impact Futech's ability to repay the Loan from Withycombe.

     10. Except as expressly called for in this Amendment, the Agreement continues unmodified and in full force and effect.

     11. If there is conflict between the Note and Loan Agreement, on the one hand, and the Agreement and this Amendment, on the other hand, the provisions of the Note and Loan Agreement will control.

     12. This Amendment may be executed by the parties in one or more counterparts, and any number of counterparts signed in the aggregate by the parties shall constitute a single instrument. The parties authorize and agree to accept facsimile signatures in counterparts to this Amendment, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were originals.

DATED the date first written above.


                     FUTECH: Futech Interactive Products, Inc., an Arizona corporation


                                   By
                                     ----------------------------------
                                     Vincent W. Goett, CEO


                     GOETT:
                                     ----------------------------------
                                     Vincent W. Goett



                     WITHYCOMBE:     /s/ F. Keith Withycombe
                                     ----------------------------------
                                     F. Keith Withycombe



ROSEPINK REPRESENTATIONS AND WARRANTIES:

     Rosepink made certain representations, warranties and agreements in writing at the end of the Agreement. Said representations, warranties and agreements are hereby confirmed and ratified, including as to the warrants described above and the Futech stock to be acquired by Rosepink in connection with those warrants.




----------------------------------
Robert J. Rosepink

DATED the date first written above.

                         FUTECH: Futech Interactive Products, Inc., an Arizona corporation


                                        By  /s/ Vincent W. Goett
                                          -------------------------------
                                          Vincent W. Goett, CEO


                         GOETT:             /s/ Vincent W. Goett
                                        ---------------------------------
                                        Vincent W. Goett


                         WITHYCOMBE:
                                        ---------------------------------
                                        F. Keith Withycombe


ROSEPINK REPRESENTATIONS AND WARRANTIES:

     Rosepink made certain representations, warranties and agreements in writing at the end of the Agreement. Said representations, warranties and agreements are hereby confirmed and ratified, including as to the warrants described above and the Futech stock to be acquired by Rosepink in connection with those warrants.



--------------------------
Robert J. Rosepink

                                  APPENDIX ONE
                                       TO
                               FIRST AMENDMENT TO
                 SUBORDINATION, PRIORITY AND SECURITY AGREEMENT

                   (list of warrant and stock option holders)

FUTECH STOCK STATUS
AS OF DECEMBER 31, 1998       PRE-PP

Acuna, Carlos                                5,000.0000             0.0062%

Alperin, Steven                             60,000.0000             0.0747%

Anderson, Roger & Shirley                   15,000.0000             0.0187%

Auer & Co                                   60,000.0000             0.0747%

Barrett, Stephen                           200,000.0000             0.2491%

Bartolon, Gene & Carol                       2,000.0000             0.0025%

Bean, Mike & Karen                           3,000.0000             0.0037%

Bird, Cleta                                500,000.0000             0.6228%

Blair Partners-Missouri                    748,800.0000             0.9328%

Bonnell Family Trust                       100,000.0000             0.1246%

Borinstein, Bill                           200,000.0000             0.2491%

Borinstein, Joe                            200,000.0000             0.2491%

Brookson, Robert & Helen                   850,000.0000             1.0588%

Clement, Kim                               100,000.0000             0.1246%

Cohan, Jonathan                             60,000.0000             0.0747%

Cox, Glen                                   25,000.0000             0.0311%

Cuevas, Alex                                37,500.0000             0.0467%

Cummings, Herbert K. Marital Trust       1,241,995.0000             1.5471%

Curtin, Meryl                                3,200.0000             0.0040%

Dow, Mindy                                   5,000.0000             0.0062%

Fitzgerald, Ron                          1,218,949.0000             1.5184%

Foley, Chuck                               350,000.0000             0.4360%

Ford, Silas                                200,000.0000             0.2491%

Fountain of Hope-Susan Stacey              150,000.0000             0.1868%

Frank, Michael                             375,504.0000             0.4678%

FT TR (Rod Turner Trust)                   450,000.0000             0.5605%

FT TR (Rod Turner Trust)                   450,000.0000             0.5605%

Furman, Rod                                850,000.0000             1.0588%

Galameau, Penny Sue                      1,489,017.3750             1.8548%

Goett, Garry & Darllyne                  5,766,227.0000             7.2102%          7,406,764.625

Goett, Garry                                38,000.0000             0.0448%                 9.2263%

Goett, Melissa Turner                    1,850,000.0000             2.3045%          19,912,263.00

Goett, Vincent W.                        2,148,011.0000             2.6757%                24.8040%

Goett, Vincent W. & Melissa Turner      15,614,252.0000            19.4501%

Goett, Brooke-Ashton Turner                100,000.0000             0.1246%

Goett, Kendall Turner                      100,000.0000             0.1246%

Goett, Samanatha Terriann                  100,000.0000             0.1246%

Golub, Alan                                  4,000.0000             0.0050%

Hare, Hazel                                800,000.0000             0.9965%

Harlan, Brian                               10,000.0000             0.0125%

Ishcomer, Barbara                          327,510.0000             0.4080%

Ishcomer, Chuck                            327,510.0000             0.4080%              2,344.703

Ishcomer, Chuck & Barbara                1,689,663.0000             2.1048%                 2.9207%

Jeffries, James & Karen                      5,000.0000             0.0062%

Jensen, Kristen                             10,000.0000             0.0125%

Jensen, Mart                                10,000.0000             0.0125%

Kichon, Jon & Dana                          12,000.0000             0.0149%

Kimberly Scott, Ltd.                       360,845.0000             0.4495%

Kinghorn, R. Scott                      26,667.0000         0.0332%
Krim Assoc. Plan                        60,000.0000         0.0747%         996.00
Krim, Joan                              20,000.0000         0.0249%        1.2432%
Krim, Richard                          140,000.0000         0.1744%
Krim, Scott                            190,000.0000         0.2367%
Kubiak, David & Juanita                  5,000.0000         0.0062%
L.A. Ventures II                       315,830.0000         0.3934%
LaFay, Catherine                       315,830.0000         0.3934%
Lambros, Connie                         15,000.0000         0.0187%
Landis, Dean                             3,000.0000         0.0037%
Landis, Kay                              1,000.0000         0.0012%
Landrum, Sharon                          8,000.0000         0.0100%
Lardoux, Jean-Pierre                    30,000.0000         0.0374%
Lechter, Sharon                      1,200,000.0000         1.4948%
Leggat, Andrew                           2,000.0000         0.0025%
Madden, Ken & Helene                   120,000.0000         0.1495%
Magyar, Steve                           24,000.0000         0.0299%
Mark, Reuben                           400,000.0000         0.4963%
Marks, Michael & Natalie                10,000.0000         0.0125%
Massey, Terrill                            500.0000         0.0006%
Matthews, Kenda                         80,001.0000         0.0997%
McTaggart, Amelia                       20,000.0000         0.0249%      12,622.375
McTaggart, Amy                          20,000.0000         0.0249%        15.7232%
McTaggart, Deb                       5,502,375.0000         6.8541%
McTaggart, Matthew                      20,000.0000         0.0249%
McTaggart, Melissa                      20,000.0000         0.0249%
McTaggart, Sarah                        20,000.0000         0.0249%
McTaggart, Scott                        20,000.0000         0.0249%
Mehojah, William & Fredericka          120,000.0000         0.1495%
Metroplex Properties, Inc.             922,731.7050         1.1494%
Metroplex Property Inc., Reinstated    180,000.0000         0.2242%
Money Purchase Pension Plan
Meyers, Barry                           20,000.0000         0.0249%
Micalizio, Dean                         10,000.0000         0.0125%
Mitchell, Judy                          15,000.0000         0.0187%
Newtech Consulting, Inc.             4,000,000.0000         4.9827%
Olympic Management, Inc.                81,410.6250         0.1014%
Olympic Properties, Inc.               398,395.2950         0.4963%
Oman Family Trust                    2,379,000.0000         2.9634%
Oman, Jessica                           10,000.0000         0.0125%
Oman, Michael                           10,000.0000         0.0125%
Pacific Ranch, LP                    3,000,000.0000         3.7370%
PaineWeb.Krim                          588,000.0000         0.7325%
PaineWeb.Taub                           18,000.0000         0.0224%
Pasquill, Diane                         25,000.0000         0.0311%
Persson, Randolph                        2,500.0000         0.0031%
Persson, Teresa C.                       2,500.0000         0.0031%
Petter, Joseph                         500,000.0000         0.6226%
Phillips, Christina                      2,000.0000         0.0025%
Ragone, Garry & Marian               1,242,184.0000         1.5473%
Rodgers, Ronald                         10,000.0000         0.0125%

Rosen, Charles ..........................         20,000.0000       0.0249%
Rosebud Investments., L.L.C. ............        125,000.0000       0.1557%            825,000
Rosepink, Robert ........................        500,000.0000       0.6228%            0.7785%
Ruhl, Barry .............................        600,000.0000       0.7474%
Samarasekera, Ronda .....................            500.0000       0.0006%
Scottsdale Memorial Health Foundation ...        200,000.0000       0.2491%
AKA Scottsdale Healthcare Foundation ....
Scottsdale Worship Center ...............        250,000.0000       0.3114%
Sears, Donald E. ........................         13,500.0000       0.0168%
Sears, Rafaela ..........................         25,000.0000       0.0311%
Seaver, Douglas .........................        740,052.0000       0.9219%
Serrano, Darlynn ........................         12,250.0000       0.0153%
Sotebeer, Mike & Elsje ..................         10,000.0000       0.0125%
Taub, Joyce Lynn ........................         60,000.0000       0.0747%             78,000
Taylor, Rona ............................         40,000.0000       0.0498%            0.0972%
Trattler, Anne ..........................         60,000.0000       0.0997%
Turner Fam. Trust .......................          1,000.0000       0.0012%
Turner, R. Bradford .....................      6,282,695.0000       7.8261%
Turner, Roderick L. .....................      7,225,721.0000       9.0008%          9,489,511
Turner, Terry C. ........................      1,363,790.0000       1.6988%           11.8207%
Ulloa, Javier ...........................          5,000.0000       0.0062%
Victoria Financial, Inc. ................        360,844.0000       0.4495%
Walbridge, Don ..........................         20,000.0000       0.0249%
Walbridge, Ken ..........................         35,000.0000       0.0436%
Waldon, Jim .............................        120,000.0000       0.1495%
Weber, Barbara ..........................         40,000.0000       0.0498%
Westarz Homes, Inc. .....................        444,177.0000       0.5533%          1,165,866
Wright, Debbra ..........................         10,000.0000       0.0125%            1,4523%
Wunsch, Robert ..........................        150,000.0000       0.1868%
Zimmerman, Edward .......................         50,000.0000       0.0823%
Zimmerman, Harilyn ......................         50,000.0000       0.0623%
Zovne, Jerry & Karen ....................         75,000.0000       0.0934%
                                             ----------------
                                              80,278,457.0000     100.0000%
       Total Issued .....................     80,278,457.0000     100.0000%
       Total Authorized .................    235,000,000.0000
  shares reserved for Preferred .........    100,000,000.0000
       Available to Issue ...............     54,721,543.0000

               Stock Options/Employee Options/Warrants (Revised)

                                                                                     Initially
Entity              Date Awarded   Reason           Price           Total Shares     Effective   Amount
Vincent W. Goett         9/26/97   Grant            $ 0.05           10,000,000        9/26/97     10M
                        12/31/97   Grant            $ 0.10            7,000,000       12/31/98      2M
                         1/29/99   Grant            $ 0.05            8,000,000        1/29/00
                         5/12/99   Bonus            $ 0.05            9,000,000

Joseph K. Petter         1/29/98   Grant            $ 0.25            2,500,000        1/29/99    833,334
                         1/29/99   Grant            $ 0.05            2,750,000        1/29/00

Fred B. Gretsch          1/29/98   Grant            $ 0.25            2,500,000        1/29/99    833,334
                         6/30/98   Grant            $ 0.20            1,000,000        6/30/99
                         1/29/99   Grant            $ 0.05            2,250,000        1/29/00

Scott Leuthold           1/29/98   LOEmploy  50,000 $ 0.25   3/1/97
                                             50,000 $ 0.25   2/3/98
                                             50,000 $ 0.25   2/3/99     150,000        vested      150,000

Charles Foley            1/29/98   LOEmploy 300,000 $ 0.25  12/31/97
                                            300,000 $ 0.25  12/31/98    600,000        vested      600,000

David Wine              11/1/98    LOEmploy         $ 0.25              200,000       11/1/99
                        1/29/99    Grant            $ 0.05              400,000       1/29/00

Kip Dean                11/1/98    LOEmploy         $ 0.25              100,000       11/1/99
                        1/29/99    Grant            $ 0.05              200,000       1/29/00

Jim Houston              6/1/99    LOEmploy         $ 0.25              300,000        6/1/00

Brian Young              6/1/99    LOEmploy         $ 0.25              300,000        6/1/00

Scott Leuthold          1/29/98    LOEmploy         $ 0.25              150,000       1/29/99       50,000

Connie Lambros          1/29/98    Grant            $ 0.25              600,000       1/29/99      200,000
                        1/29/99    Grant            $ 0.05              500,000       1/29/00

Melvin J. Sauder         7/1/98    LOEmploy         $ 0.20              500,000        7/1/99
                        11/1/98    Grant            $ 0.20            1,500,000       11/1/99
                        1/29/99    Grant            $ 0.05            1,250,000       1/29/00

Alex Cuevas             1/29/98    Grant            $ 0.25              300,000       1/29/99      100,000
                        1/29/99    Grant            $ 0.05              500,000       1/29/00

Javier Ulloa            1/29/98    Grant            $ 0.25              100,000       1/29/99       33,334

Goett/Turner Loans
              1/2/98 $2,500,000    Loan             $ 0.05 1.25 V&M   2,500,000        1/2/99        2.5M
                                                           1.25 RT
             3/31/98 $3,500,000    Guarantee        $ 0.05 V&M        7,200,000       3/31/99        7.2M

                    5/5/98         $ 1,500,000           Loan                $0.05      1.5 V&M         3,000,000     5/5/99     3M
                                                                                                         1.5 Rod
                   6/24/98         $ 1,000,000           Loan                $0.05      1 PMT          2,000,000    6/24/99
                                                                                        1 RT
                   8/10/98         $ 2,000,000           Loan                $0.05      6 PMT          8,000,000    8/10/99
                                                                                        2 RT
                   12/3/98         $ 7,000,000           Guarantee           $0.05      PMT           21,000,000    12/3/98    21M
                  12/15/98         $ 8,000,000           Loan                $0.05      4 PMT          8,000,000   12/15/99
                                                                                        4 RT

F. Keith Withycombe                    12/3/98           Guarantee           $0.05                    21,000,000    12/3/98    21M
& Patricia A. Withycombe (H&W)                                                                         9,000,000
Robert J. Rosepink                     12/3/98           Facilitator         $0.05                     4,000,000    12/3/98     4M
                                                                                                       1,000,000
                                                                                                       2,000,000
Roderick L. Turner Loans
                    4/2/97         $   350,000           Loan  $417,083.33   $0.15                  2,780,555.53     3/1/99  stock
                    8/4/98         $   300,000           Loan  $314,601.37   $0.15                  2,097,342.47     3/1/99  stock
Notes Payable/Option Conversions
                   Pickard         $121,262.40                               $0.15                    808,416.00     3/1/99  stock
             Dyer Holdings         $ 84,883.40                               $0.15                    565,891.20     3/1/99  stock
             Nehring Trust         $121,262.40                               $0.15                    808,416.00     3/1/99  stock
                    Taylor         $ 40,836.20                               $0.15
1998 Stock Option Plan                                   Inactive                                      7,200,000        N/A
                                                                                                      22,800,000        TBD

H.C. Wainwright & Co., Inc.                              Contract            $0.50                       300,000        TBD

William Hermes-Employment Agreement 4/1/99
                    4/1/99                               Preferred           $0.05                     2,500,000     4/1/99   2.5M
                    4/1/99                               Common              $0.25                     2,000,000     3/1/00
Loan Option Agreement
John Dawson                        $5M                   Loan                $0.25        ?           20,000,000        TBD

R. Bradford Turner                                       Grant               $0.25        ?            1,500,000        TBD

FBG 5/16/99                                                                                       204,710,621.20
                                                                                                  ==============

                                PROMISSORY NOTE


$2,000,000.00                                                 As of May 21, 1999
                                                                Phoenix, Arizona

     THIS NOTE is made as of the date stated above by Futech Interactive Products, Inc., an Arizona corporation ("Maker") to the order of and F. Keith Withycombe ("Payee").

     1. PAYMENT. For value received, Maker promises to pay to Payee or Payee's order, as hereinafter set forth, without offset, the principal sum of Two Million Dollars ($2,000,000.00),together with interest calculated at one percentage point over the publicly announced Reference Rate of interest of Bank of America National Trust and Savings Association in San Francisco, California, as such rate may from time to time change. Principal and interest are payable in lawful money of the United States of America at 6237 North 59th Place, Paradise Valley, Arizona 85253, or at such other address as the holder hereof may from time to time designate in writing, in full on or before December 1, 1999. All payments made hereunder shall be applied to interest and principal in that order.

     2. PREPAYMENT. Maker has the privilege, at any time, to prepay the whole or any part of the unpaid balance hereof without penalty or forfeiture.

     3. INTEREST. All interest payable pursuant to this Note shall be computed on the basis of a 360-day year. In no event shall the aggregate of the interest herein provided to be paid over the contractual term of the loan exceed the highest rate to which a borrower and lender may agree in writing under the laws of the State of Arizona.

     4. DEFAULT. If the principal due under this Note, or under any mortgage, deed of trust, security agreement, or other agreement between Maker and Payee pertaining to the indebtedness evidenced hereby shall not be paid when due, or if Maker fails to comply with all of the other terms and conditions of this Note or any instrument securing this Note, and such failure shall continue for ten days after notice thereof is given to Maker, then the entire principal sum, accrued interest, and all other amounts due hereunder shall, at the option of Payee, become immediately due and payable.

     5. COLLECTION COSTS. Maker agrees to reimburse Payee for all costs and expenses, including without limitation, all reasonable attorneys' fees incurred in the enforcement or collection of this Note or any judgement obtained hereon.

     6. WAIVER, CONSENT, ETC. Maker, sureties, guarantors, and endorsers hereof agree to be jointly and severally bound, severally waive any homestead or exemption rights against said debt, severally waive diligence, demand, presentment for payment, protest, protest and demand, notice of protest, notice of nonpayment, notice of default, notice of acceleration, and all other notices and demands of any kind. Maker, sureties, guarantors and endorsers hereof hereby severally consent to the extension of time for payment of this Note or any installment hereof, any modification hereof, release from liability of any maker, endorser, or any other person or entity at any time liable for the payment hereof, and the modification or release of any collateral at any time held as security for this Note, without notice and without affecting the liability of any maker, guarantor, surety or endorser. Maker further waives, to the extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

     Delay or failure in exercising any of Payee's rights or options hereunder shall not constitute a waiver thereof, and any waiver of any rights or options hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. By accepting payment of any sum hereunder after its due date, the holder hereof shall not waive its rights either to require prompt payment when due of all other sums hereunder or to declare a default for failure to make prompt payment. No waiver by the holder of this Note shall be effective unless it is in writing and signed by such holder.

     7. SEVERABILITY. If any provision of this Note or any application of such provision shall be declared by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other application of such provision nor the balance of the provisions hereof which shall, to the fullest extent possible, remain in full force and effect, and such court shall reform such unenforceable provision so as to give maximum permissible effect to the intentions of the parties as expressed therein.

     8. SECURITY. As security for Maker's performance under this Note, Maker hereby grants Payee a security interest in any and all assets now owned or hereafter acquired by Maker, including but not limited to the assets identified on Exhibit "A" attached hereto and hereby made a part hereof. In the event of default by Maker hereunder, Payee shall have all rights with respect to such collateral as are available to a secured party under the Uniform Commercial Code in the State of Arizona, as the same may from time to time be changed. Maker agrees to execute and deliver to Payee and pay the costs of recording financing statements evidencing this security agreement and other documents necessary or appropriate to perfect this security interest. Maker shall reimburse Payee for all reasonable costs associated with such filings.

     9. MISCELLANEOUS. The provisions of this Note shall be binding upon Maker and Maker's personal representatives, successors and assigns, and shall inure to the benefit of Payee and Payee's successors and assigns. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Arizona. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Note or by reason of this Note. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Note shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Note (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts. This Note shall be construed according to its fair meaning and neither for nor against the drafting party. Time is of the essence of this Note and each and every term and provision hereof.

      DATED the date first hereinabove written.

                                            Futech Interactive Products, Inc.,
                                            an Arizona corporation


                                            /s/  Vincent W. Goett
                                            ---------------------------
                                                 Vincent W. Goett, CEO

Lists of Exhibits:

Description of Collateral        "A"

                                  Exhibit "A"

                           DESCRIPTION OF COLLATERAL

     The collateral consists of the following described property, together with all other personal property and equipment, of whatever nature or kind, now owned or subsequently acquired by Debtor, including all additions, substitutions, accessions, repairs, replacements and additions thereto (including the proceeds of sales thereof) whether or not installed, affixed, or attached to, kept or situated on or at, any real property owned by the Debtor (the "Real Property"):

     1. All items of Debtor's machinery, furniture, furnishings, equipment, fixtures, materials, handling equipment, appliances, tools, fabrication devices, jigs, materials, and other personal property, including all processing, manufacturing, fabricating, sales, and service equipment.

     2. Any franchise rights, licenses, contracts, plans, surveys, permits, and agreements required or used in connection with the ownership, operation, or maintenance of the Real Property or any trade or business conducted by Debtor, including without limitation any licenses for the sale of alcoholic beverages, contracts with builders, material suppliers, and professional services providers.

     3. All rights of Debtor to the use of any trade name, trademark, or service mark, all phone numbers and all advertising rights and contracts.

     4. Any and all awards, including interest, previously and hereafter made to Debtor for taking by eminent domain of the whole or any part of the Real Property or any easements therein.

     5. All of Debtor's interest in any inventory, trade stock, or other personal property available for sale in the ordinary course of Debtor's business, all raw materials, work-in-process, finished goods, salvaged materials, and supplies, and all plans and blueprints of any type. Included are all goods or products of every type or description customarily held for resale by Debtor, along with all raw materials to be processed or those being processes, and all materials used or consumed in Debtor's business, including but not limited to packaging, containers, wrappers and labels, and all office and warehouse supplies of every type and description.

     6. All cash on hand, checking accounts, savings accounts, and other deposit and other accounts of any type, with financial institutions or otherwise, and all rights of every type to receive consideration from third parties.

     7. All instruments, documents, chattel paper, accounts receivable, contract rights and general intangibles of every type and description.

     8. All construction materials, supplies, lumber and all other materials or equipment delivered to the Real Property for incorporation therein or use in construction at any time being conducted thereon.

9.  All of Debtor's interest in:

    (a) All existing and future leases (of real property and/or personal property, whether as lessor or lessee), and all rents, franchises, issues and profits, and all security deposits from tenants, lessees or other occupiers or any real property;

    (b) All policies of insurance and all proceeds, loss payable clauses and premium refunds, and all claims relating thereto;

    (c)  All operating or management or supervision agreements;

          (d) All reciprocal easement agreements;

          (e) All contracts with builders and/or material suppliers;

          (f) All building and use permits issued by any governmental agency;

          (g) All deposits made with or other security given to utility companies or other companies by Debtor, and all advance payments of insurance premiums made by Debtor;

          (h) In so far as permitted by applicable law, all licenses, including but not limited to any operating licenses, contracts, management contracts or agreements, franchise agreements, permits, authorizations or certificates required or used by Debtor;

          (i) All damages, royalties and revenue of every kind, nature and description whatsoever that Debtor may be entitled to receive from any person or entity, with the right in the Secured Party to receive and receipt therefor and apply the same to the indebtedness secured hereby either before or after any default hereunder, and Secured Party may demand, sue for and recover any such payments but shall not be required to do so.

     10. All of Debtor's rights, title and interest in and to any leasehold improvements.

     11. Any and all of Debtor's assets not identified above are included within the collateral secured hereby.

     The foregoing shall specifically include, but shall not be limited to the assets, if any, identified in Exhibit "A-1" attached hereto and hereby made a part hereof.

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This instrument was recorded at request of:

F. Keith Withycombe
6237 North 59th Place
Paradise Valley, Arizona 85253

The recording official is directed to return this instrument,
or a copy of this instrument, to the person named above.                        Space Reserved For Recording Information
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                                                           UNIFORM
                                                       COMMERCIAL CODE
Loan No.                                             FINANCING STATEMENT                                  FOR FILING
        -------------------                              Form UCC-1
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Effective Date                                                   County and State of Transaction

May 21, 1999                                                     Maricopa County, Arizona

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DEBTOR (Name, Address and ZIP Code)                              SECURED PARTY (Name, Address and ZIP Code)
Futech Interactive Products, Inc.                                F. Keith Withycombe
Attention: Vincent W. Goett, CEO                                 6237 North 59th Place
2999 N. 44th Street, Suite 225                                   Paradise Valley, Arizona
Phoenix, Arizona 85018-7247
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Assignee of Secured Party                                        Record Owner of Real Property, If Not Debtor
(Name, Address and Zip Code)                                     (Name, Address and ZIP Code)

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Counties Where Collateral is Located                             [ ] Products of Collateral are also covered
Maricopa County, Arizona                                         [ ] Proceeds of Collateral are also covered
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If collateral is timber to be cut, crops growing or to be grown, minerals or the like, accounts to be financed at the wellhead or minehead of the well or mine, or goods which are or are to become fixtures, the real property to which these are affixed or concerned is legal described:

[ ] This financing statement is to be filed in the office where a mortgage on the real property would be recorded.
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Financing Statement covers the following types or items of property:

    All assets of Debtor, now owned and/or hereafter acquired, including but not limited to the assets identified on Exhibit "A"
                                      attached hereto and hereby made a part hereof.


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This Financing Statement is filed or recorded without Debtor's signature to perfect a security interest in collateral in which:

[ ] is already subject to a security interest in another jurisdiction when it was brought into the state or which Debtor changed location to this State;

[ ] Are proceeds of the original collateral described above in which a security interest was perfected;

[ ] Was acquired four months or less after Debtor has changed its name, identity or corporate structure;

[ ] Is no longer effective due to lapse of the original filing.

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Futech Interactive Products, Inc., an Arizona corporation
                                                                 ---------------------------
By /s/ Vincent W. Goett                                          F. Keith Withycombe
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Vincent W. Goett, CEO

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              Signatures of Debtor or Assignor                             Signatures of Secured Party or Assignee

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